SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—October 15, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5. OTHER EVENTS

By press release dated October 15, 2002, Mellon Financial Corporation (the “Corporation”) announced third quarter 2002 results of operations. In the same release, the Corporation announced an 8% increase in its quarterly common stock dividend to 13 cents per share. This cash dividend is payable on November 15, 2002 to shareholders of record at the close of business on October 31, 2002. The Corporation also announced that its board of directors authorized an additional repurchase program of up to 25 million shares of common stock. At September 30, 2002, 3 million shares were available for repurchase under a 25 million share repurchase program authorized by the board of directors in November 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number	Description
99.1
Mellon Financial Corporation Press Release dated October 15, 2002, announcing results of operations, an increase in the quarterly common stock dividend and authorization of an additional common stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: October 16, 2002	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release dated October 15, 2002	Filed herewith